UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 13, 2004

SMALL WORLD KIDS, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	95-388130
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230
(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant.

Effective October 13, 2004, BDO Seidman, LLP (“BDO”) resigned as the principal independent accountant of Small World Kids, Inc. (the “Company”). Effective October 15, 2004, the Company engaged Stonefield Josephson, Inc. (“Stonefield”) as the Company’s new principal independent accountant. The engagement of Stonefield was approved by the Audit Committee of the Company’s Board of Directors.

Prior to Stonefield becoming the principal independent accountant for the Company, neither the Company, nor anyone on its behalf, consulted with Stonefield regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was the subject of an event as defined at Item 304 (a)(1)(iv)B of Regulation S-B. However, prior to the engagement of BDO, Stonefield was the principal independent accountant for Small World Toys, the Company’s operating subsidiary and predecessor company, and was consulted in connection with the preparation of the Company's Form 8-K filed June 4, 2004 with respect to the acquisition of Small World Toys.

The Company had engaged BDO as its principal independent accountant effective July 20, 2004 so that BDO has not issued any report on the Company’s financial statements. Accordingly, the disclosures otherwise required under Item 304(a)(1)(ii) and Item 304(a)(iv)A do not apply.

There were no such events as described under Item 304(a)(1)(IV)(B) of Regulation S-B during the interim period from July 20, 2004 through October 13, 2004.

The Company has provided BDO with a copy of the disclosures contained herein, and has requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of BDO’s letter will be filed by amendment to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits
16.1	Letter from BDO Seidman, LLP addressed to the United States Securities and Exchange Commission to be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.
Date: October 18, 2004	By: /s/ Debra Fine
Name: Debra Fine Title: Chief Executive Officer

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